Exhibit 99.1

THE DRESS BARN, INC.
ANNUAL MEETING OF SHAREHOLDERS — DECEMBER 8, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE DRESS BARN, INC.

          The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2010 Annual Meeting of Shareholders of The Dress Barn, Inc. (the “Company”), to be held on December 8, 2010 and the proxy statement, and hereby appoints David R. Jaffe and Klaus Eppler, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. local time at the Company’s corporate offices, 30 Dunnigan Drive, Suffern, New York 10901 on December 8, 2010, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of August 20, 2010, by and among The Dress Barn, Inc., Ascena Retail Group, Inc. and DB Merger Corp.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To elect as directors the two nominees named below to serve on our board of directors for three-year terms and until their successors are duly elected and qualified.

	☐ FOR ALL nominees	☐ WITHHOLD AUTHORITY for	☐ EXCEPTIONS*
	listed below*	all
nominees listed below*

Elliot S. Jaffe and Michael W. Rayden

*	INSTRUCTION: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for an individual while voting for the other, check the “Exceptions” box and line through or otherwise strike out the name of the nominee for whom authority is withheld.

3.	To approve the amendment and restatement of The Dress Barn, Inc. 2001 Stock Incentive Plan, as amended, which, if approved, will be renamed The Dress Barn, Inc. 2010 Stock Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 30, 2011.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 1, FOR THE NOMINEES LISTED IN PROPOSAL NO. 2, FOR THE APPROVAL OF PROPOSAL NO. 3 AND FOR THE APPROVAL OF PROPOSAL NO. 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES PRESENT AT THE MEETING MAY EXERCISE ALL POWERS GRANTED HEREBY.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the annual meeting or any adjournment thereof. This Proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the annual meeting or any adjournment thereof.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date:	, 2010

Signature	Date:	, 2010

Please MARK, SIGN, DATE and RETURN this PROXY in the enclosed self-addressed envelope.